Exhibit 23.1

September 28, 2007

Frank J. Hariton, Esq.

1065 Dobbs Ferry Road

White Plains, New York 10607

Attention: Mr. Frank J. Hariton, Esq.

INDEPENDENT AUDITORS CONSENT

We consent to the incorporation of Oro Volcanico Corp. financial statements from inception (May 9, 2006) through December 31, 2006 and our auditors report dated May 4, 2007 appearing on the Form SB-2 of Oro Volcanico Corp. dated September 28, 2007.

We also consent to the reference to SF partnership, LLP under “Experts”.

Yours very truly,

SF Partnership, LLP